UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Signature

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2004, the Company, acting at the direction and with the approval of its Compensation Committee, agreed to pay a 2004 performance bonus of $95,000 to each of David L. Carneal and Gustav G. Remppies. Mr. Carneal is the Company’s Chief Operating Officer and Mr. Remppies is the Company’s Chief Investment Officer. The bonuses are for efforts and services of these officers on behalf of the Company in 2004 and for the benefits to the Company as a result of these services. The bonuses were paid on December 16, 2004. The decision to award these bonuses followed a recommendation from management and an analysis of the proposal by the Compensation Committee, with the assistance of its outside compensation consultant and other outside advisors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Realty Income Trust, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

December 22, 2004